Exhibit 10.10

FEDERAL HOME LOAN MORTGAGE CORPORATION

1995 STOCK COMPENSATION PLAN

Effective May 2, 1995

FEDERAL HOME LOAN MORTGAGE CORPORATION
1995 STOCK COMPENSATION PLAN

ARTICLE I
Establishment of the Plan

1.1  Purposes. The purposes of this 1995 Stock Compensation Plan of the Federal Home Loan Mortgage Corporation (the “Corporation”) are to promote the success of the Corporation and its stockholders by providing an additional means to attract, retain, motivate, and reward officers and employees of the Corporation and its Affiliates, to link compensation of such persons to measures of the Corporation’s performance in order to provide incentives for high levels of performance, and to enable such persons to acquire or increase a proprietary interest in the Corporation in order to promote a closer identity of interests between such persons and the Corporation’s stockholders.

1.2  Effective Date. This Plan shall be effective upon the approval of the Corporation’s stockholders as set forth in Section 8.10.

1.3  Plan Name. The name of the Plan is the Federal Home Loan Mortgage Corporation 1995 Stock Compensation Plan.

ARTICLE II
Definitions

2.1  Affiliate. An organization whose employees are designated by the Committee as eligible to participate in this Plan.

2.2  Award. Any Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, Stock Bonus, Dividend Equivalent, Other Stock-Based Award, or any combination thereof, granted under the Plan.

2.3  Award Document. Any written agreement, contract, notice, or other instrument or document evidencing an Award.

2.4  Beneficiary. The person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits in connection with an Award upon such Participant’s death, or to which an Award or rights relating thereto are transferred if and to the extent permitted under Section 6.8. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated

Beneficiary, then the term Beneficiary means the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

2.5  Board. The Board of Directors of the Corporation.

2.6  Code. The Internal Revenue Code of 1986, as amended from time to time.

2.7  Committee. The Human Resources Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall at all times consist of two or more directors each of whom is not an employee of the Corporation.

2.8  Common Stock. The Common Stock, $0.84 par value, of the Corporation and such other common stock as may be substituted or resubstituted for Common Stock pursuant to an adjustment under Section 4.3.

2.9  Corporation. The Federal Home Loan Mortgage Corporation.

2.10  Deferred Stock. An Award under Section 7.4 representing a right to receive delivery of a specified number of shares of Common Stock, or shares of Common Stock having a specified Fair Market Value at a specified date, at the expiration of a period or periods of deferral, and subject to such risk of forfeiture (which need not extend for the entire period of deferral) and other conditions as the Committee may specify.

2.11  Disability. A condition resulting in a Participant’s being considered disabled under the terms of the Corporation’s group long-term disability insurance contract applicable to such Participant and in force at the time of the Disability.

2.12  Dividend Equivalent. An Award under Section 7.6 giving the Participant a right (which may be conditional) to receive cash, Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, and subject to such other conditions as the Committee may specify.

2.13  Employee. Any officer or employee of the Corporation who is not a Senior Executive.

2.14  Fair Market Value. With respect to Common Stock, Awards, or other property, the fair market value of such Common Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Common Stock as of any given date means the mean of the high and the low sale prices of a share of Common Stock reported in the table entitled “New York Stock Exchange Composite Transactions” contained in The Wall Street Journal (or an equivalent successor table) for such date or, if no such prices are reported for such date, on the most recent trading day prior to such date for which such prices were reported.

2.15  Incentive Stock Option. Any Option that is designated as an incentive stock option and qualifies as such within the meaning of Section 422 of the Code.

2.16  1990 Plan. The Corporation’s Stock Compensation Plan that became effective June 8, 1990.

2.17  Nonqualified Stock Option. Any Option which is not an Incentive Stock Option.

2.18  Option. An Award under Section 7.1 representing a right to purchase, upon the exercise of the right by the Participant or his or her Beneficiary, a specified number of shares of Common Stock at a fixed price during a specified period or periods, and subject to such other conditions as the Committee may specify.

2.19  Other Stock-Based Award. An Award under Section 7.7 denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of Common Stock, as determined by the Committee, and subject to such other conditions as may be specified by the Committee.

2.20  Participant. A person who, as a Senior Executive or Employee of the Corporation or any Affiliate, has been granted an Award under the Plan.

2.21  Performance Award. An Award that is subject to any performance condition or conditions imposed by the Committee under Section 6.7.

2.22  Performance Shares. An Award of Deferred Stock denominated in shares which is subject to a performance condition or conditions imposed by the Committee under Section 6.7 which could result in forfeiture of the Award.

2.23  Performance Units. An Award of Deferred Stock denominated in cash which is subject to a performance condition or conditions imposed by the Committee under Section 6.7 which could result in forfeiture of the Award.

2.24  Plan. This 1995 Stock Compensation Plan.

2.25  Restricted Stock. An Award under Section 7.3 pursuant to which a specified number of shares of Common Stock are granted to the Participant, subject to a risk of forfeiture and restrictions on transferability until the expiration of a specified restricted period or periods, and subject to such other conditions as the Committee may specify.

2.26  Retirement. Retirement in accordance with the eligibility provisions and retirement benefit provisions of Articles V and VI, respectively, of the Federal Home Loan Mortgage Corporation Employees’ Pension Plan.

2.27  Senior Executive. An officer who is a Senior Vice President of the Corporation or who is senior to such an officer.

2.28  Stock Appreciation Right or SAR. An Award under Section 7.2 representing a right to receive cash, Common Stock, other Awards, or other property equal in value to the excess of (a) the Fair Market Value of one share of Common Stock on the date of exercise, over (b) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which grant price shall be not less than the Fair Market Value of one share of Common Stock on the date of grant. SARs shall be subject to such other conditions as the Committee may specify.

2.29  Stock Bonus. An Award of Common Stock granted as a bonus under Section 7.5, subject to such conditions as the Committee may specify.

2.30  Termination. A termination of employment of the Participant immediately after which the Participant is not an employee of the Corporation or any Affiliate. Conversion from full-time to part-time employment shall not be deemed to be a Termination.

ARTICLE III
Administration

3.1  Authority of the Committee Generally. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(a)  to select officers and other employees to whom Awards may be granted;

(b)  to determine the type or types of Awards to be granted to each person selected to become a Participant, and the time or times at which Awards may be granted;

(c)  to determine the number of Awards to be granted, the number of shares of Common Stock subject to an Award, the terms and conditions of any Award granted under the Plan including, but not limited to, any option price, grant price, or purchase price, any restriction or condition, any schedule or performance conditions for the lapse of restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and waivers, accelerations, or modifications of any such schedule or performance conditions, based in each case on such considerations as the Committee shall determine, and all other matters to be determined in connection with an Award;

(d)  to determine whether, to what extent, and under what circumstances an Award may be settled or an Award may be canceled, forfeited, or surrendered, and the method of payment of the option price or purchase price of an Award, including but not limited to cash, Common Stock, other Awards, or other property;

(e)  to determine whether, to what extent, and under what circumstances cash, Common Stock, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

(f)  to prescribe the form of each Award Document, which need not be identical for each Participant;

(g)  to adopt, amend, suspend, waive, and rescind such rules and regulations as the Committee may deem necessary or advisable to administer the Plan;

(h)  to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Document, or other instrument hereunder; and

(i)  to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

3.2  Scope of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, the Corporation’s Charter or Bylaws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Corporation, Participants, any Beneficiary or other person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

3.3  Delegation of Committee Authority. The Committee may delegate any or all of its authority under this Article 3 relating to the selection of Employees for participation, the grant of Awards to Employees, and other actions under the Plan relating to Employees, to the extent permitted by applicable law. Such delegation shall be made only to the Chief Executive Officer, another Senior Executive or a committee of two or more Senior Executives (which may include the Chief Executive Officer). In the case of any such delegation, references in the Plan to the Committee shall be deemed to include the Chief Executive Officer or committee to which authority has been delegated with respect to Employees; provided, however, that the Committee may impose any term or limitation upon the exercise of such delegated authority hereunder not inconsistent with the Plan. The Committee may not make such delegation with respect to any

Senior Executive, except as to ministerial functions. In this regard, the Committee may delegate to officers or other employees of the Corporation, subject to such terms as the Committee shall determine, the duty to perform ministerial functions under the Plan.

3.4  Good Faith Reliance. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Corporation, the Corporation’s independent public accountants, or any compensation consultant, legal counsel, or other professional retained by the Corporation to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Corporation acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and members of the Committee and any officer or employee of the Corporation acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action, determination, or interpretation.

ARTICLE IV
Common Stock Available Under the Plan; Adjustments

4.1  Common Stock Available for Delivery. Subject to adjustment as hereinafter provided, the total number of shares of Common Stock reserved and available for delivery in connection with Awards under the Plan shall be 1,500,000, plus that number of shares of Common Stock that, at the date on which all further authority for the grant of awards under the 1990 Plan terminates, remain reserved and available for awards under the 1990 Plan but for such termination and less any shares allocated for use under the 1995 Non-Employee Directors’ Stock Compensation Plan. No Award may be granted if the number of shares to which such Award relates, when added to the number of shares to which other then-outstanding Awards relate, exceeds the Committee’s good faith estimate of the number of shares then remaining available for delivery under this Article 4. If all or any portion of an Award is forfeited, is settled in cash, other Awards, or other property not resulting in the delivery of non-forfeitable shares of Common Stock, or otherwise is terminated without delivery of shares of Common Stock to the Participant, the shares to which such Award or portion thereof related shall again be available for Awards under the Plan. The Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting and avoid double counting (in the case of tandem or substitute awards).

4.2  Source of Common Stock. Any shares of Common Stock delivered pursuant to an Award may consist, in whole or in part, of authorized but previously unissued shares, treasury shares, or shares acquired in market transactions on behalf of the Participant.

4.3  Adjustments.

(a)  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, share exchange, rights offering, or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock then reserved and available for Awards under Section 4.1, (ii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued or delivered, (iii) the number and kind of shares that may be issued or delivered in respect of other outstanding Awards, and (iv) the option price, grant price, or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award) and any other term relating to an Award.

(b)  The Committee is further authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any Affiliate or the financial statements of the Corporation or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

(c)  The foregoing notwithstanding, no adjustments shall be authorized under this Section 4.3 with respect to Incentive Stock Options or SARs in tandem therewith to the extent that such authority would cause Incentive Stock Option to fail to comply with Section 422(b) of the Code, and adjustments to such Incentive Stock Options shall be made in a manner that preserves their compliance with Section 422 of the Code unless otherwise requested by the Participant.

ARTICLE V
Eligibility

5.1  Persons Eligible. Senior Executives and Employees of the Corporation and its Affiliates, including directors of the Corporation who are also employees, are eligible to be granted Awards under the Plan. The foregoing notwithstanding, no member of the Committee shall be eligible to be granted Awards under the Plan.

5.2  No Rights to Awards. No Participant, Senior Executive, or Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, Senior Executives, and Employees.

ARTICLE VI
Terms of Awards

6.1  General. Awards may be granted generally on the terms and conditions set forth in Articles 6 and 7. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, subject to Section 8.4, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine and specify in an Award Document.

6.2  Minimum Vesting Requirements. The foregoing notwithstanding, Options, SARs, Restricted Stock, Deferred Stock, and Other Stock-Based Awards shall be forfeitable for at least one year after the date of grant in the event of the Participant’s Termination for reasons other than due to death, Disability, or Retirement. Options, SARs, and any other Award carrying a right to exercise shall not be exercisable prior to the time such risk of forfeiture shall lapse.

6.3  Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Corporation, an Affiliate, or any business entity to be acquired by the Corporation or an Affiliate, or any other right of a Participant to receive payment from the Corporation or an Affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. In the case of Awards granted in substitution for other Awards or awards, the per share option price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Common Stock shall be deemed to equal or exceed the Fair Market Value of the underlying Common Stock if the Fair Market Value of the surrendered Award or award together with the nominal option price, grant price, or purchase price equal or exceed the Fair Market Value of the underlying Common Stock.

6.4  Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, except that such term shall not exceed ten years from the date of grant of the Award.

6.5  Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Document, payments to be made by the Corporation or an Affiliate upon the grant, exercise, or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Common Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis as determined by the Committee. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Common Stock.

6.6  Acceptance of Notes to Finance Exercise or Other Participant Obligations. With the written consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Corporation, the Corporation may accept one or more promissory notes from any Participant in connection with the exercise of Options or payment of any other amount in connection with any Award, including withholding taxes. Any such note shall provide for full recourse against the maker thereof, and shall have such other terms, including as to principal amount, interest rate, and maturity, as may be specified by the Committee.

6.7  Performance Awards. The Committee may, in its discretion, impose conditions on any Award in order to make such an Award a Performance Award, including conditions imposed on Deferred Stock resulting in such Awards being deemed Performance Shares or Performance Units. In connection with a Performance Award, the Committee shall establish the business or other criteria for the measure of performance, the performance levels required, the period over which performance is to be measured, the right or benefit to accrue to the Participant upon achievement of the performance objective, the manner in which achievement of the performance objective shall be determined, and all other terms and conditions (including adjustments thereto) of the Performance Award.

6.8  Limitations on Transferability. Awards and any other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. The foregoing notwithstanding, if and to the extent expressly permitted by the Committee, such Awards and other rights (other than Incentive Stock Options and SARs in tandem therewith) may be transferred by a Participant after his or her Retirement to one or more Beneficiaries, and may be exercised by such transferees in accordance with the terms of such Award. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. No transfer by will or the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with a copy of such will or other evidence as the Corporation may deem necessary to establish the validity of the transfer.

6.9  No Stockholder Rights. No Award shall confer on any Participant any of the rights of a stockholder of the Corporation unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

ARTICLE VII
Forms of Awards

7.1  Options. The Committee is authorized to grant Options, which may be either Incentive Stock Options or Nonqualified Stock Options, to Participants on the following terms and conditions:

(a)  Option Price. The option price per share of Common Stock purchasable under an Option shall be determined by the Committee; provided, however, that such option price shall be not less than the Fair Market Value of a share on the date of grant of such Option.

(b)  Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (subject to Section 6.2); the methods by which such option price may be paid or deemed to be paid; the form of such payment, including, without limitation, cash, Common Stock, other Awards or awards granted under other plans of the Corporation, or other property, promissory notes as authorized under Section 6.7, or “cashless exercise” arrangements to the extent permitted by applicable law; and the methods by which Common Stock will be delivered or deemed to be delivered to Participants.

(c)  Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested such disqualification of the Incentive Stock Option.

7.2  Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a)  Grant Price. The grant price of an SAR shall be determined by the Committee as of the date of grant of the SAR, provided, however, that the grant price of an SAR shall be not less than the Fair Market Value of one share of Common Stock on the date of grant.

(b)  Exercise of SAR and Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part (subject to Section 6.2), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Common Stock will be delivered or deemed to be delivered to Participants, whether an SAR shall be in tandem with any other Award or shall be free-standing, and any other terms and conditions of any SAR. An SAR may be exercised by the Participant, his or her Beneficiary, or automatically during a specified period or periods.

7.3  Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(a)  Restrictions Generally. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

(b)  Forfeiture. In addition to the risk of forfeiture imposed under Section 6.2, upon Termination during the applicable restriction period Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide, by rule or regulation or in any Award Document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of death, Disability, Retirement or Terminations resulting from specified causes, except as otherwise provided in Section 6.2.

(c)  Certificates for Common Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, or shall be required to be transferred into the name of a custodian designated by the Corporation. In either case, the Corporation or such custodian shall retain physical possession of the certificate, and the Participant shall, upon the request of the Corporation at any time, deliver a stock power to the Corporation, endorsed in blank if so requested by the Corporation, relating to the Restricted Stock.

(d)  Dividends and Distributions. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Common Stock distributed in connection with a Common Stock split or Common Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property is distributed.

7.4  Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

(a)  Deferral of Delivery and Restrictions. Delivery of Common Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the

Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, under such circumstances, in such installments, or otherwise as the Committee may determine.

(b)  Forfeiture. In addition to the risk of forfeiture imposed under Section 6(b), upon Termination during the applicable deferral period or portion thereof to which forfeiture conditions apply (as specified by the Committee in the Award Document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such risk of forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of death, Disability, Retirement or Terminations resulting from specified causes, except as otherwise provided in Section 6.2.

7.5  Stock Bonus; Awards in Lieu of Other Obligations. The Committee is authorized to grant Stock Bonuses to Participants, which may be outright grants of Common Stock subject to no conditions. A Stock Bonus and other Awards under the Plan may be granted in lieu of other obligations of the Corporation to pay cash under other plans or compensatory arrangements. Bonus Stock granted hereunder, and any Award in lieu of another obligation of the Corporation, shall be subject to such other terms as shall be determined by the Committee.

7.6  Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be reinvested or deemed reinvested in additional Common Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

7.7  Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock and factors that may influence the value of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Common Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 7.7 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Stock, other Awards, or other property, as the Committee shall determine.

ARTICLE VIII
General Provisions

8.1  Compliance With Laws and Obligations. The Corporation shall not be obligated to issue or deliver Common Stock in connection with any Award or take any other action under the Plan in a transaction subject to any federal or state law, any requirement under any listing agreement between the Corporation and any national securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Corporation, until the Corporation is satisfied that such laws, regulations, and other obligations of the Corporation have been complied with in full. Certificates representing shares of Common Stock delivered under the Plan will be subject to such stop transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Corporation, including any requirement that a legend or legends be placed thereon.

8.2  No Right to Continued Employment. Neither the Plan nor any action taken hereunder shall be construed as giving any employee the right to be retained in the employ of the Corporation or any Affiliate, nor shall it interfere in any way with the right of the Corporation or any Affiliate to terminate any employee’s employment at any time.

8.3  Taxes. The Corporation or any Affiliate is authorized to withhold from any Award granted or to be settled, any delivery of Common Stock in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant amounts of federal, state, and local withholding taxes and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. In such case, Common Stock shall be valued at its Fair Market Value at the date the shares are withheld or received by the Corporation, and any such shares withheld shall be deemed to have been delivered to the Participant for purposes of Section 4.1.

8.4  Changes to the Plan and Awards. The Board may, with prospective or retroactive effect, amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant further Awards under the Plan without the consent of stockholders or Participants, except that any amendment shall be subject to the approval of the Corporation’s stockholders at or before the first annual meeting of stockholders for which the record date falls on or after the date of such Board action if such amendment is subject to a requirement of stockholder approval under any applicable federal or state law or regulation, the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, or the Corporation’s Bylaws, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, except to the extent required by Section 8.1 hereof no such action may materially impair the rights of such Participant under any Award therefore granted. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award therefore granted and any Award Document relating thereto; provided, however, that, except to the extent required by Section 8.1 hereof no such action may materially impair the rights of such Participant under such Award without the consent of an affected Participant.

8.5  Unfunded Status of Awards. The Plan is intended to constitute a generally “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation.

8.6  Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

8.7  No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

8.8  Awards Not Compensation Under Plans. No Award shall be considered as compensation under any employee benefit plan of the Corporation except as specifically provided in any such plan or otherwise determined by the Committee.

8.9  Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award Document will be determined in accordance with the Federal Home Loan Mortgage Corporation Act of 1970, other federal laws regulating the Corporation, and other laws of the United States. This Plan and the respective rights and obligations of the Corporation and the Participants, except to the extent otherwise provided by Federal law, shall be construed under the laws of the Commonwealth of Virginia (without giving effect to principles of conflicts of laws).

8.10  Stockholder Approval, Termination of Authority to Grant Awards and Termination of the Plan. The Plan shall become effective not later than the first annual meeting of stockholders of the Corporation at which the Plan shall have been approved by the affirmative votes of the holders of a majority of the voting securities of the Corporation present, or represented, and entitled to vote on the subject matter. No Award may be granted after December 31, 2004. The Plan will remain in effect thereafter until such time as the Corporation has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan, unless the Plan is earlier terminated by the Board of Directors.